Exhibit 16.1

August 19, 2016

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 205497561

Re: Active With Me, Inc.

We have read the statements included in Item 4.01 of Form 8K dated August 19, 2016, of Active With Me, Inc. (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8K.

Sincerely,

Anton & Chia, LLP